Consensus Cloud Solutions, Inc.
Reports Third Quarter 2023 Results
Board Approves Debt Repurchase Program
Provides Q4 2023 Guidance

LOS ANGELES -- Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) today reported financial results for the third quarter of 2023.

“While I am encouraged by a developing pipeline, we continue to be affected by the continuing slow buying decisions, particularly in the Healthcare Industry, amid labor shortages and inflationary pressures. Notwithstanding this reality, we have managed our margins within guidance and reported a record free cash flow production in Q3 as well as another record quarter of cash of $156 million.” said Scott Turicchi, CEO of Consensus.

THIRD QUARTER UNAUDITED 2023 HIGHLIGHTS

Q3 2023 GAAP quarterly revenues decreased by $1.2 million or 1.3% to $90.6 million compared to $91.8 million for Q3 2022. This decline was primarily due to a decrease of $2.7 million or 6.2% in our SoHo business, (tracking to an expected 2% to 4% decrease on a full-year basis); partially offset by an increase of $1.5 million or 3.0% in our Corporate business.

GAAP net income (1) increased to $24.0 million in Q3 2023 compared to $15.4 million for Q3 2022. The increase is primarily due to lower sales tax expenses.

GAAP net income per diluted share (1) increased to $1.22 or 58.4% in Q3 2023 compared to $0.77 for Q3 2022. The increase is related to the items discussed above and a lower share count as a result of share repurchases.

Adjusted EBITDA (3)(4) for Q3 2023 of $47.5 million declined compared to Q3 2022 of $49.1 million primarily due to a decline in revenues. Q3 2023 Adjusted EBITDA margin(3) of 52.5% is in-line with our forecasted range of 50% - 55%. Adjusted non-GAAP earnings per diluted share (1)(2)(3) for the quarter increased to $1.51 or 5.6% compared to $1.43 for Q3 2022 primarily due to a lower share count as a result of the share repurchases and higher interest income.

Consensus ended the quarter with a record $155.7 million in cash and cash equivalents after cash outlays of $10.1 million in capital expenditures and $2.5 million in repurchases of common stock during the three months ended September 30, 2023 and $28.7 million in capital expenditures and $13.7 million in repurchases of common stock for the nine months ended September 30, 2023.

Key financial results from operations for Q3 2023 versus Q3 2022 are set forth in the following table. Reconciliations of non-GAAP measures to comparable GAAP financial measures accompany this press release.

(Unaudited, in thousands except per share amounts and percentages)			Favorable / (Unfavorable)
	Q3 2023	Q3 2022	Change
GAAP revenues	$90,562	$91,777	(1.3)%
GAAP net income (1)	$24,007	$15,370	56.2%
GAAP net income per diluted share (1)	$1.22	$0.77	58.4%
Adjusted non-GAAP net income (1)(2)	$29,721	$28,529	4.2%
Adjusted non-GAAP earnings per diluted share (1)(2)(3)	$1.51	$1.43	5.6%
Adjusted EBITDA (3)(4)	$47,501	$49,079	(3.2)%
Adjusted EBITDA margin (3)	52.5%	53.5%	(1.0) pts

Notes:

(1)
The estimated GAAP effective tax rates were approximately 23.9% for Q3 2023 and 29.2% for Q3 2022. The estimated non-GAAP effective tax rates were approximately 19.1% for Q3 2023 and 20.9% for Q3 2022.

(2)
Adjusted non-GAAP net income and Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the accompanying reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Such exclusions totaled $0.29 and $0.66 per diluted share, respectively, for the three months ended September 30, 2023 and 2022. Adjusted non-GAAP net income and Adjusted non-GAAP earnings per diluted share are not meant as a substitute for GAAP, but are presented solely for informational purposes.

(3)	Adjusted EBITDA is defined as earnings before interest expense; interest income; other (income) expense, net; income tax expense; depreciation and amortization; and other items used to reconcile GAAP income per diluted share to Adjusted non-GAAP earnings per diluted share, as presented in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by GAAP revenues. Adjusted EBITDA amounts and Adjusted EBITDA margin are not meant as a substitute for GAAP, but is presented solely for informational purposes.
(4)	See Net Income to Adjusted EBITDA Reconciliation for the components of Consensus adjusted EBITDA.

BOARD AUTHORIZES $300 MILLION DEBT REPURCHASE PROGRAM

On November 9, 2023, the Board of Directors approved a debt repurchase program, pursuant to which Consensus may reduce, through redemptions, open market purchases, tender offers, privately negotiated purchases or other retirements, a combination of the outstanding principal balance of the 2026 Senior Notes and 2028 Senior Notes. The authorization permits an aggregate principal amount reduction of up to $300 million and expires on November 9, 2026. The timing and amounts of purchases will be determined by the Company, depending on market conditions and other factors it deems relevant.

Q4 2023 GUIDANCE (i)

The following table presents ranges for the Company’s Q4 2023 guidance (in millions, except per share amounts):

	Low	Midpoint	High
Revenue	$87.5	$89.0	$90.5
Adjusted EBITDA	$46.3	$47.4	$48.2
Adjusted non-GAAP earnings per diluted share (ii)	$1.15	$1.17	$1.19

Notes:

(i)	Quarterly guidance is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measures is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, we are unable to provide a reconciliation of these measures without unreasonable effort.
(ii)
Quarterly guidance for Adjusted non-GAAP earnings per diluted share excludes share-based compensation, amortization of acquired intangibles and certain gains or costs related to non-routine and other matters that are nonrecurring, in each case net of tax. The non-GAAP effective tax rate for 2023 is expected to be between 19.1% and 20.1%.

COMPANY LEADERSHIP UPDATE

On November 7, 2023, John Nebergall, Chief Operating Officer of Consensus Cloud Solutions Inc. (“Company”), notified the Company that effective December 31, 2023, he will step down from his position as Chief Operating Officer of the Company. Upon stepping down from such position, Mr. Nebergall will continue with the Company as a strategic advisor. Johnny Hecker, currently the Company’s EVP of Operations, will also be appointed as the Company’s Chief Revenue Officer, effective as of January 1, 2024.

About Consensus Cloud Solutions

Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) is one of the world’s largest digital fax providers and a trusted global source for the transformation, enhancement and secure exchange of digital information. We leverage our 25-year history of success by providing advanced data transformation solutions for regulated industries such as healthcare, finance, insurance, real estate and manufacturing, as well as technology for state and the federal government. Our solutions consist of: cloud faxing; digital signature; intelligent data extraction using natural language processing and artificial intelligence; robotic process automation; interoperability; workflow enhancement, and a powerful connectivity and integration engine for healthcare providers. Our solutions can be combined with managed services for optimal outcomes. For more information about Consensus, visit consensus.com and follow @ConsensusCS on X, formerly Twitter, to learn more.

Contact:

Laura Hinson
Consensus Cloud Solutions, Inc
844-211-1711
investor@consensus.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine); and the numerous other factors set forth in Consensus’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Consensus, refer to the 2022 Annual Report on Form 10-K filed by Consensus on March 31, 2023, and the other reports filed by Consensus from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release are subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA, Adjusted EBITDA margin and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this Release.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	September 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$155,682	$94,164
Accounts receivable, net of allowances of $5,629 and $4,681, respectively	29,727	28,029
Prepaid expenses and other current assets	7,178	14,335
Total current assets	192,587	136,528
Property and equipment, net	75,210	54,958
Operating lease right-of-use assets	7,106	7,875
Intangibles, net	45,994	49,156
Goodwill	346,060	346,585
Deferred income taxes	33,927	35,981
Other assets	5,633	2,816
TOTAL ASSETS	$706,517	$633,899

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$52,854	$41,402
Income taxes payable, current	6,966	2,548
Deferred revenue, current	22,373	24,579
Operating lease liabilities, current	2,870	2,793
Total current liabilities	85,063	71,322
Long-term debt	795,333	793,865
Deferred revenue, noncurrent	2,282	2,319
Operating lease liabilities, noncurrent	12,848	13,877
Liability for uncertain tax positions	9,048	6,725
Deferred income taxes	938	728
Other long-term liabilities	293	324
TOTAL LIABILITIES	905,805	889,160
Commitments and contingencies
Common stock, $0.01 par value. Authorized 120,000,000; total issued is 20,182,262 and 20,105,545 shares and total outstanding is 19,502,195 and 19,916,431 shares as of September 30, 2023 and December 31, 2022, respectively	202	201
Treasury stock, at cost (680,067 and 189,114 shares as of September 30, 2023 and December 31, 2022, respectively)	(22,728)	(7,596)
Additional paid-in capital	36,362	21,650
Accumulated deficit	(189,885)	(250,408)
Accumulated other comprehensive loss	(23,239)	(19,108)
TOTAL STOCKHOLDERS’ DEFICIT	(199,288)	(255,261)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$706,517	$633,899

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$90,562	$91,777	$274,808	$272,190

Cost of revenues (1)	16,853	15,419	51,607	46,111
Gross profit	73,709	76,358	223,201	226,079
Operating expenses:
Sales and marketing (1)	15,319	16,626	49,719	48,850
Research, development and engineering (1)	1,677	3,236	5,346	8,313
General and administrative (1)	17,798	23,839	56,382	57,024
Total operating expenses	34,794	43,701	111,447	114,187
Income from operations	38,915	32,657	111,754	111,892
Interest expense	(12,615)	(13,941)	(37,998)	(39,573)
Interest income	1,519	—	2,184	—
Other income, net	3,725	2,992	3,445	4,742
Income before income taxes	31,544	21,708	79,385	77,061
Income tax expense	7,537	6,338	18,862	21,250
Net income	$24,007	$15,370	$60,523	$55,811

Net income per common share:
Basic	$1.22	$0.78	$3.07	$2.80
Diluted	$1.22	$0.77	$3.07	$2.79

Weighted average shares outstanding:
Basic	19,627,188	19,791,019	19,708,991	19,879,759
Diluted	19,647,855	19,873,138	19,730,765	19,958,624

(1) Includes share-based compensation expense as follows:
Cost of revenues	$309	$219	$939	$658
Sales and marketing	375	269	1,134	812
Research, development and engineering	61	390	153	1,086
General and administrative	3,009	3,878	11,331	12,526
Total	$3,754	$4,756	$13,557	$15,082

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$60,523	$55,811
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,053	11,359
Amortization of financing costs and discounts	1,526	1,391
Non-cash operating lease costs	1,304	1,130
Share-based compensation	13,557	15,082
Provision for doubtful accounts	4,409	(60)
Deferred income taxes, net	2,029	(2,435)
Other	30	—
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	(6,126)	(4,852)
Prepaid expenses and other current assets	7,144	(83)
Other assets	1,182	(1,097)
Increase (decrease) in:
Accounts payable and accrued expenses	10,210	19,991
Income taxes payable	4,615	(805)
Deferred revenue	(2,088)	(297)
Operating lease liabilities	(1,578)	(1,389)
Liability for uncertain tax positions	2,323	2,174
Other liabilities	(34)	(6,648)
Net cash provided by operating activities	112,079	89,272
Cash flows from investing activities:
Purchases of property and equipment	(28,725)	(21,060)
Acquisition of businesses, net of cash received	—	(12,230)
Purchase of investments	(4,000)	—
Purchases of intangible assets	—	(1,000)
Net cash used in investing activities	(32,725)	(34,290)
Cash flows from financing activities:
Debt issuance costs	—	(232)
Proceeds from the issuance of common stock under employee stock purchase plan	871	631
Repurchase of common stock	(13,716)	(7,596)
Taxes paid related to net share settlement	(1,245)	(1,698)
Net cash used in financing activities	(14,090)	(8,895)
Effect of exchange rate changes on cash and cash equivalents	(3,746)	(9,182)
Net change in cash and cash equivalents	61,518	36,905
Cash and cash equivalents at beginning of period	94,164	66,778
Cash and cash equivalents at end of period	$155,682	$103,683

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The following table sets forth the reconciliation of net income to Adjusted non-GAAP net income for the three months ended September 30, 2023 and 2022 with adjustments presented on an after-tax basis:

	Three Months Ended September 30,
	2023	Per Diluted Share	2022	Per Diluted Share
Net income	$24,007	$1.22	$15,370	$0.77
Plus:
Share-based compensation (1)	3,451	0.18	4,596	0.23
Amortization (2)	762	0.04	813	0.04
Spin-off related costs (3)	—	—	128	0.01
Non-income related sales tax (4)	188	0.01	6,425	0.32
Acquisition related integration costs (5)	—	—	220	0.01
Intra-entity transfer (6)	1,041	0.05	977	0.05
Other (8)	272	0.01	—	—
Adjusted non-GAAP net income	$29,721	$1.51	$28,529	$1.43

Non-GAAP Financial Measures

To supplement its unaudited consolidated financial statements, the Company uses the following non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP Net Income and Adjusted non-GAAP Diluted EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share-based compensation. The Company excludes share-based compensation because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Spin-off related costs. The Company excludes certain expenses associated with the spin-off from Ziff Davis, Inc. The Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers.

(4) Non-income related sales tax. The Company has excluded certain non-income related sales taxes because this expense is related to our historical sales tax exposure in applicable states that have started to tax Software as a Service (“SaaS”) in recent years. The Company is in the process of remediating the exposure and does not believe it will be recurring. As a result, the Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the operational performance of the business.

(5) Acquisition related integration costs. The Company excludes certain acquisition and related integration costs such as adjustments to contingent consideration, severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(6) Intra-entity transfers. The Company excludes certain effects of intra-entity transfers to the extent the related tax asset or liability in the financial statement is not recovered or settled, respectively during the year. During December 2019, the Company entered into an intra-entity asset transfer that resulted in the recording of a tax benefit and related tax asset representing tax deductible amounts to be realized in future years which is expected to be recovered over a period of up to 20 years. The Company believes that the non-GAAP financial measures excluding the cumulative future unrealized benefit of the assets transferred and including the tax benefit in the year of realization provides meaningful supplemental information regarding operational performance. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results.

(7) Other. The Company excludes certain gains or costs related to non-routine and other matters that are nonrecurring. The Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended September 30,
	2023	2022
Net income	$24,007	$15,370
Plus:
Interest expense	12,615	13,941
Interest income	(1,519)	—
Other income, net	(3,725)	(2,992)
Income tax expense	7,537	6,338
Depreciation and amortization	4,364	3,795
EBITDA:
Plus:
Share-based compensation	3,754	4,756
Spin-off related costs	—	157
Non-income related sales tax	110	7,423
Acquisition related integration costs	—	291
Other	358	—
Adjusted EBITDA	$47,501	$49,079

Adjusted EBITDA as calculated above represents earnings before interest expense, interest income, other income, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation; (2) spin-off related costs; (3) non-income related sales tax; (4) acquisition related integration costs; and (5) other nonrecurring costs. The Company discloses Adjusted EBITDA as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, the Company believes that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$59,987	$37,066	$112,079	$89,272
Less: Purchases of property and equipment	(10,050)	(7,316)	(28,725)	(21,060)
Free cash flows	$49,937	$29,750	$83,354	$68,212
The Company discloses free cash flows as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free cash flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Key Performance Metrics (Unaudited)

The following table sets forth certain key operating metrics for Consensus for the three months ended September 30, 2023 and 2022 (in thousands, except for percentages and Average Revenue per Customer Account):

	Three Months Ended September 30,
	2023	2022
Corporate revenue	$50,430	$48,974
Corporate customer accounts (1)	54	47
Corporate Average Revenue per Customer Account (“ARPA”) (2)	$312.45	$348.94
Corporate paid adds (3)	3	4
Corporate monthly account churn (4)	1.49%	1.71%

SoHo revenue	$40,129	$42,801
SoHo customer accounts (1)	859	978
SoHo ARPA (2)	$15.31	$14.41
SoHo paid adds (3)	64	86
SoHo monthly account churn (4)	3.49%	3.60%
(1) Consensus customers are defined as paying Corporate and SoHo customer accounts.

(2) Represents a monthly ARPA for the quarter and is calculated as follows: Monthly ARPA on a quarterly basis is calculated using our standard convention of dividing revenue for the quarter by the average of the quarter’s beginning and ending customer base and dividing that amount by 3 months. Consensus believes ARPA provides investors an understanding of the average monthly revenues we recognize per account associated within Consensus’ customer base. As ARPA varies based on fixed subscription fee and variable usage components, Consensus believes it can serve as a measure by which investors can evaluate trends in the types of services, levels of services and the usage levels of those services across Consensus’ customers.

(3) Paid Adds represents paying new Consensus customer accounts added during the periods presented.

(4) Monthly churn is defined as a Consensus paying customer accounts that cancelled its services during the period divided by the average number customers over the period. This measure is calculated monthly and expressed as an average over the applicable period.